THE ALKALINE WATER COMPANY INC.

SUBSCRIPTION AGREEMENT
(UNITS –US$0.33 PER UNIT)

INSTRUCTIONS TO PURCHASER

1.	All purchasers must complete all of the information in the boxes on page 2 and sign where indicated with an “X”.

2.	If you are a “U.S. Purchaser”, as defined in the “Accredited Investor Questionnaire”, you must complete and sign the “Accredited Investor Questionnaire” that starts on page 9.

3.	Certified check or bank draft should be made payable to The Alkaline Water Company Inc. For wire instructions, contact Richard A. Wright at ricky@wtfcpa.com.

THE ALKALINE WATER COMPANY INC.

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from The Alkaline Water Company Inc. (the “Company”) that number of units of the Company (each, a “Unit”) as is set out below at a price of US$0.33 per Unit. Each Unit is comprised of one share of common stock of the Company (each, a “Share”) and one-half of one share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one Share (each, a “Warrant Share”) at a price of US$0.50 per Warrant Share until 5:00 p.m. (Mountain time) on the date of expiration of the Warrant, which is 24 months following the Closing Date (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Units”.

Subscriber Information		Units to be Purchased
Number of Units:
x US$0.33
(Name of Subscriber)			=

Aggregate Subscription Price: US$
X		(the “Subscription Amount”)
(Signature of Subscriber – if the Subscriber is an Individual)

X
(Signature of Authorized Signatory – if the Subscriber is not an Individual)		Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.
(Name and Title of Authorized Signatory – if the Subscriber is not an
Individual)
(Name of Disclosed Principal)

(SSN or other Tax Identification Number of the Subscriber)
(Address of Disclosed Principal)

(Subscriber’s Address, including city and state of residence)

(SSN or other Tax Identification Number of Disclosed Principal)

(Telephone Number)	(Email Address)

Register the Shares and Warrants as set forth below:		Deliver the Shares and Warrants as set forth below:

(Name to Appear on Share and Warrant Certificate)		(Name)

(Address)
(Address, including Postal Code)

		(Contact Name)	(Telephone Number)

Number and kind of securities of the Company held, directly or indirectly, or over which control or direction is exercised by the
Subscriber, if any:

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

THE ALKALINE WATER COMPANY INC.	_________________________, 2016

Per:
Authorized Signatory

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

1.	Subscription

1.1           On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase such number of Units as is set forth on page 2 of this subscription agreement (the “Agreement”) at a price of US$0.33 per Unit for the Subscription Amount, as set forth on page 2 of the Agreement, which is tendered herewith (such subscription and agreement to purchase being the “Subscription”).

1.2           Each Unit will consist of one Share and one-half of one Warrant. Each Warrant will entitle the holder thereof to purchase one Warrant Share, as presently constituted, for a period of 24 months commencing from the Closing Date at an exercise price of US$0.50 per Warrant Share. The Units, Shares, Warrants and Warrant Shares are referred to herein as the “Securities”.

1.3           The Company hereby agrees to sell the Units to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, this Agreement will be effective upon its acceptance by the Company.

1.4           The Subscriber acknowledges that the Subscriber has received the prospectus (the “Prospectus”) describing the offering (the “Offering”) of the Units by the Company as filed with the United States Securities and Exchange Commission.

1.5           Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

2.	Payment

2.1           The Subscription Amount must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Amount may be wired to the Company or its lawyers pursuant to wiring instructions provided by the Company or its lawyers. If the funds are wired to the Company’s lawyers, the Subscriber authorizes such lawyers to immediately deliver the funds to the Company upon receipt of the funds from the Subscriber. The Subscriber authorizes the Company to treat the Subscription Amount as an interest free loan until the closing of the Offering (the “Closing”).

2.2           The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement.

3.	Documents Required from Subscriber

3.1           The Subscriber must complete, sign and return to the Company the following documents:

(a)	an executed copy of this Agreement; and

(b)	if the Subscriber is a U.S. Purchaser (as defined in Exhibit A), an Accredited Investor Questionnaire (the “Questionnaire”) attached as Exhibit “A” hereto.

3.2           The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3           Both parties to this Agreement acknowledge and agree that Clark Wilson LLP has acted as counsel only to the Company and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Company and Clark Wilson LLP have given the Subscriber the opportunity to seek, and have recommended that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Company and Clark Wilson LLP that the Subscriber has sought independent legal advice or waives such advice.

4.	Conditions and Closing

4.1           The Closing shall occur on a date to be determined by the Company in its sole discretion (the “Closing Date”), provided that the Closing Date is on or prior to May 6, 2016. The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber to this Agreement) to complete delivery of the Shares and Warrants to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5.	Acknowledgements and Agreements of Subscriber

5.1           The Subscriber acknowledges and agrees that:

(a)

the decision to acquire the Securities will not be based upon any oral representation as to fact or otherwise made by or on behalf of the Company and such decision will be based entirely upon a review of the Prospectus;

(b)	there are risks associated with an investment in the Securities;

(c)

all of the information which the Subscriber has provided to the Company is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to this Agreement being executed by the Company, the Subscriber will immediately provide the Company with such information;

(d)

the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and, if applicable, the Questionnaire and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or, if applicable, the Questionnaire;

(e)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement, if applicable, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(f)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(g)

the Company will refuse to register the transfer any of the Securities not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable securities laws;

(h)	no securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(i)	there is no government or other insurance covering any of the Securities;

(j)	by execution hereof, the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Units pursuant to this Agreement; and

(k)

this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any Subscription for any reason whatsoever.

6.	Representations, Warranties and Covenants of the Subscriber

6.1           The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	unless the Subscriber has completed Exhibit “A”, the Subscriber is not a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction shown as the “Subscriber’s Address” on page 2 of this Agreement;

(c)	if the Subscriber is resident outside of the United States:

(i)

the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities,

(ii)

the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions,

(iii)

the applicable securities laws of the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities,

(iv)	the purchase of the Securities by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(v)

the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(d)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(e)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(g)	the Subscriber has received and carefully read this Agreement and the Prospectus;

(h)

the Subscriber is aware that an investment in the Company is speculative and involves certain risks (including those risks disclosed in the Prospectus), including the possible loss of the entire investment;

(i)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and, if applicable, the Questionnaire and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j)	the Subscriber is not an underwriter of, or dealer in, the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(k)

the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

(l)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities, or

(iii)	as to the future price or value of any of the Securities, or

(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities on any stock exchange or automated dealer quotation system, except that certain market makers make market in the Company’s shares of common stock on the OTCQB marketplace operated by the OTC Markets Group, and

(m)

the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber’s Subscription for acceptance unless the Subscriber provides to the Company, along with an executed copy of this Agreement:

(i)	if the Subscriber is a U.S. Purchaser (as defined in Exhibit “A”), fully completed and executed Questionnaire in the form attached hereto as Exhibit “A”; and

(ii)	such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

6.2           In this Agreement and the Questionnaire, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of this Agreement includes any person in the United States.

7.	Representations and Warranties will be Relied Upon by the Company

7.1           The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable securities laws, or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase the Securities under applicable securities laws. The Subscriber further agrees that by accepting delivery of the certificates representing the Securities on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

8.	Waiver

8.1           The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

9.	Collection of Personal Information

9.1           The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company’s registrar and transfer agent, (c) tax authorities and any other governmental authorities and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes, and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Securities as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

10.	Costs

10.1           The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

11.	Execution of Subscription Agreement

11.1           The Company shall be entitled to rely on delivery by facsimile machine or e-mail of an executed copy of this Agreement, and acceptance by the Company of such facsimile or e-mail copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Company at Closing, the Company and its counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

11.2           The Subscriber hereby authorizes the Company to correct any minor errors in, or complete any minor information missing from any part of this Agreement and any other acknowledgements, provisions, forms, certificates or documents executed by the Subscriber and delivered to the Company in connection with the Subscription.

12.	Beneficial Subscribers

12.1           Whether or not explicitly stated in this Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in this Subscription Agreement, including the exhibits hereto, will be treated as if made by the disclosed beneficial subscriber, if any.

13.	Governing Law

13.1           This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of Arizona.

14.	Survival

14.1           This Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

15.	Severability

15.1           The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

16.	Entire Agreement

16.1           Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17.	Notices

17.1           All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address of the Subscriber set forth on page 2 of this Agreement and notices to the Company shall be directed to it at 7730 E Greenway Road, Ste. 203, Scottsdale, Arizona 85260, Attention: President.

18.	Counterparts and Electronic Means

18.1           This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement between The Alkaline Water Company Inc. (the “Company”) and the undersigned Subscriber.

This Questionnaire applies only to persons that are U.S. Purchasers. A “U.S. Purchaser” is: (a) any U.S. Person, (b) any person purchasing the Units on behalf of any U.S. Person, (c) any person that receives or received an offer of the Units while in the United States, or (d) any person that is in the United States at the time the Subscriber’s buy order was made or this Agreement was executed or delivered.

The purpose of this Questionnaire is to assure the Company that the Subscriber will meet the standards imposed by the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. This Questionnaire is not an offer of the Securities or any other securities of the Company in any state other than those specifically authorized by the Company.

By signing and returning this Questionnaire, the Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under applicable state securities law, of an exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the United States Securities Act of 1933 (the “1933 Act”), as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

          Category 1      An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

          Category 2      A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000. For purposes of this Category 2, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are acquired, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the date of the acquisition of Securities for the purpose of investing in the Securities;

          Category 3      A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ Category 4      A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

____ Category 5           A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

          Category 6           A director or executive officer of the Company;

____ Category 7          A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

____ Category 8          An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that the Subscriber claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of ________________, 2016.

Print or Type Name of Entity

Signature of Authorized Signatory

Type of Entity